     As filed with the Securities and Exchange Commission on March 1, 1999
                      Registration No. 333- ____________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           ATMOS ENERGY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

           Texas and Virginia                                   75-1743247
   (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                        Identification Number)

      1800 Three Lincoln Centre
           5430 LBJ Freeway
             Dallas, Texas                                         75240
(Address of Principal Executive Offices)                         (Zip Code)

                           ATMOS ENERGY CORPORATION
                  EQUITY INCENTIVE AND DEFERRED COMPENSATION
                        PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full Title of Plan)

                                                             Copies to:
           GLEN A. BLANSCET                           IRWIN F. SENTILLES III
   Vice President, General Counsel                  Gibson, Dunn & Crutcher LLP
       and Corporate Secretary                             1717 Main Street
       Atmos Energy Corporation                      Dallas, Texas 75201-7309
      1800 Three Lincoln Centre
           5430 LBJ Freeway
         Dallas, Texas  75240
(Name and Address of Agent for Service)

                                        (972) 934-9227
                 (Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                               Proposed Maximum    Proposed Maximum
   Title of  Securities         Amount to be    Offering Price        Aggregate          Amount of
    to be Registered           Registered (a)    Per Share (b)    Offering Price (b)  Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, no par value...      150,000          $23.8125          $3,571,875          $992.98

===============================================================================

(a) Includes such additional shares as may be issued as a result of the antidilution provisions of the Plan, as well as an indeterminate amount of interests to be offered or sold pursuant to the Plan, both of which are pursuant to Rule 416 promulgated under the Securities Act of 1933.

(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low prices of Registrant's
    Common Stock as reported on the New York Stock Exchange on February 25,
    1999.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the introductory note of Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

     (b)  Registrant's Quarterly Report on Form 10-Q for the quarter ended
          December 31,   1998;

     (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 7, 1988 (Commission File No.1-10042) filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and all amendments thereto and reports which have been filed for the purpose of updating such description, including, without limitation, Registrant's Current Report on Form 8-K dated November 16, 1996.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of Registrant's Common Stock offered hereby has been passed upon for Registrant by the law firm of Gibson, Dunn & Crutcher LLP, Dallas, Texas. Dan Busbee, who is of counsel to Gibson, Dunn & Crutcher LLP, is a director of Registrant and beneficially owned a total of 4,471 shares of Registrant's common stock at January 31, 1999.

Item 6.   Indemnification of Directors and Officers.

     The Texas Business Corporation Act ("TBCA") and the Virginia Stock Corporation Act ("VSCA") permit, and in some cases require, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. Article IX of the Company's Restated Articles of Incorporation, as Amended, and Article IX of the Company's Amended and Restated Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

     As authorized by Article 2.02-1 of the TBCA and Section 13.1-697 of the VSCA, each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the TBCA and the VSCA. If the director or officer is found liable for willful or intentional misconduct in the performance of his duty to the Company, then indemnification will not be made.

     Article X of the Restated Articles of Incorporation, as Amended, of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (i) for any breach of duty of loyalty to the Company or its shareholders, (ii) for an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for an act or omission for which the liability of a director is expressly provided by statute or (v) for an act related to an unlawful stock repurchase or payment of a dividend. In addition, Article IX of the Restated Articles of Incorporation, as Amended, and Article IX of the Amended and Restated

Bylaws of the Company require the Company to indemnify to the fullest extent authorized by law any person made or threatened to be made party to any action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or serves or served at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other enterprise.

     The above discussion of Article 2.02-1 of the TCBA and Section 13.1-697 of the VSCA and of Registrant's Restated Articles of Incorporation, as Amended, and Amended and Restated Bylaws, is not intended to be exhaustive, and is qualified in its entirety by such statutes and Registrant's Restated Articles and Bylaws.

     The Company maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of such policy is to indemnify such officers and directors of the Company against losses incurred by them while acting in such capacities.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 1, 1999.


                                       ATMOS ENERGY CORPORATION



                                       By: /s/ ROBERT W. BEST
                                          ------------------------------
                                          Robert W. Best
                                          Chairman, President and CEO

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert W. Best and Larry J. Dagley, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                                            Date
           ---------                             -----                                            ----
/s/ ROBERT W. BEST                        Chairman, President and CEO (Principal             March 1, 1999
--------------------------------------    Executive Officer)
Robert W. Best

/s/ LARRY J. DAGLEY                       Executive Vice President and Chief                 March 1, 1999
--------------------------------          Financial Officer
Larry J. Dagley                           (Principal Financial Officer)

/S/ TOM S. HAWKINS, JR.                   Vice President, Planning and                       March 1, 1999
--------------------------------          Budgeting and Interim Controller
Tom S. Hawkins, Jr.                       (Principal Accounting Officer)

/s/ TRAVIS W. BAIN II                     Director                                           March 1, 1999
--------------------------------
Travis W. Bain II

/s/ DAN BUSBEE                            Director                                           March 1, 1999
--------------------------------
Dan Busbee

/s/ RICHARD W. CARDIN                     Director                                           March 1, 1999
--------------------------------
Richard W. Cardin

/s/ THOMAS J. GARLAND                     Director                                           March 1, 1999
--------------------------------
Thomas J. Garland

/s/ GENE C. KOONCE                        Director                                           March 1, 1999
--------------------------------




Gene C. Koonce

                                          Director
--------------------------------
Vincent J. Lewis

/s/ THOMAS C. MEREDITH                    Director                                           March 1, 1999
--------------------------------
Thomas C. Meredith

/s/ PHILLIP E. NICHOL                     Director                                           March 1, 1999
--------------------------------
Phillip E. Nichol

/s/ CARL S. QUINN                         Director                                           March 1, 1999
--------------------------------
Carl S. Quinn

/s/ CHARLES K. VAUGHAN                    Director                                           March 1, 1999
--------------------------------
Charles K. Vaughan

/s/ RICHARD WARE II                       Director                                           March 1, 1999
--------------------------------
Richard Ware II


     Pursuant to the requirements of the Securities Act of 1933, the Board of Directors, as the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 1, 1999.



                                       ATMOS ENERGY CORPORATION EQUITY
                                       INCENTIVE AND DEFERRED COMPENSATION
                                       PLAN FOR NON-EMPLOYEE DIRECTORS



                                       By: /s/ ROBERT W. BEST
                                          ------------------------------
                                          Robert W. Best
                                          Chairman of the Board of
                                          Directors

                                 EXHIBIT INDEX

EXHIBIT
-------
NUMBER                              DESCRIPTION
------                              -----------

   4.1 Restated Articles of Incorporation of the Company, as Amended (as of July 31, 1997) (incorporated by reference to Exhibit 3.1 of Form 10-K for fiscal year ended September 30, 1997).

   4.2 Bylaws (Amended and Restated as of November 12, 1997) (incorporated by reference to Exhibit 3.2 of Form 10-K for fiscal year ended September 30, 1997 (File No. 1-10042)).

   4.3 Specimen Common Stock Certificate (Atmos Energy Corporation) (incorporated by reference to Exhibit 4(b) of Registrant's Annual Report on Form 10-K (File No. 1-10042) for the fiscal year ended September 30, 1988).

   4.4 Rights Agreement, dated as of November 12, 1997, between the Company and BankBoston, N.A. (incorporated by reference to Exhibit
             4.1 of Form 8-K dated November 12, 1997).

   5.1       Opinion of Gibson, Dunn & Crutcher LLP

  23.1       Consent of Gibson, Dunn & Crutcher LLP
             (included in Exhibit 5.1).

  23.2       Consent of Ernst & Young LLP.

  23.3       Consent of Arthur Andersen LLP.

  24.1 Power of Attorney (included on the signature page of this Registration Statement).

  99.1 Atmos Energy Corporation Equity Incentive and Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit C to Definitive Proxy Statement on Schedule 14A filed December 30, 1998) (File No. 1-10042)